EXHIBIT 10.3

SIGMA DESIGNS, INC.
2009 STOCK INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK AWARD

You have been granted the following Restricted Shares of Common Stock of SIGMA DESIGNS, INC. (the “Company”) under the Company’s 2009 Stock Incentive Plan (the “Plan”):

Date of Grant:	[Date of Grant]

Name of Recipient:	[Name of Recipient]

Total Number of Shares
Granted:	[Total Shares]

Fair Market Value per Share:	$[Value Per Share]

Total Fair Market Value
Of Award:	$[Total Value]

Vesting Commencement Date:	[Vest Day]

Vesting Schedule:	[Vesting Schedule]

By your signature and the signature of the Company’s representative below, you and the Company agree that these Restricted Shares are granted under and governed by the term and conditions of the Plan and the Restricted Stock Agreement (the “Agreement”), both of which are attached to and made a part of this document.

By signing this document you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements).  You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a website, it will notify you by e-mail.

[NAME OF RECIPIENT]	SIGMA DESIGNS, INC.

__________________________________________	By:_______________________________________________

Title:______________________________________________

SIGMA DESIGNS, INC.
NOTICE OF RESTRICTED STOCK AWARD

SIGMA DESIGNS, INC.
2009 STOCK INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

Payment For Shares	No cash payment is required for the Shares you receive. You are receiving the Shares in consideration for Services rendered by you.

Vesting	The Shares that you are receiving will vest in installments, as shown in the Notice of Restricted Stock Award.

No additional Shares vest after your Service as an Employee or a Consultant has terminated for any reason.

Shares Restricted
Unvested Shares will be considered “Restricted Shares.”  You may not sell, transfer, assign, pledge or otherwise dispose of Restricted Shares; provided, however, that the Committee may, in its sole discretion allow you to transfer Restricted Shares to your spouse, children or grandchildren or to a trust established by you for the benefit of yourself or your spouse, children or grandchildren.  A transferee of Restricted Shares must agree in writing on a form prescribed by the Company to be bound by all provision of this Agreement.

Forfeiture
If your Service terminates for any reason, then your Shares will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of termination.  This means that the Restricted Shares will immediately revert to the Company.  You receive no payment for Restricted Shares that are forfeited.  The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons.

Leaves Of Absence
For purposes of this Award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law.  But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Restricted Stock Award may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave.  If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Restricted Stock Award may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

SIGMA DESIGNS, INC.
RESTRICTED STOCK AGREEMENT

Stock Certificates
The certificates for the Restricted Shares have stamped on them a special legend referring to the forfeiture restrictions.  In addition to or in lieu of imposing the legend, the Company may hold the certificates in escrow.  As your vested percentage increases, you may request (at reasonable intervals) that the Company release to you a non-legended certificate for your vested Shares.

Shareholder Rights
During the period of time between the date of grant and the date the Restricted Shares become vested, you shall have all the rights of a shareholder with respect to the Restricted Shares except for the right to transfer the Restricted Shares, as set forth above.  Accordingly, you shall have the right to vote the Restricted Shares and to receive any cash dividends paid with respect to the Restricted Shares.

Withholding Taxes
No Shares will be released to you unless you have made arrangements acceptable to the Company to pay withholding taxes that may be due as a result of this Award or the vesting of the Shares.  You authorize the Company or your actual employer, at their discretion, to satisfy the withholding tax obligations by one or a combination of the following:  (i) withholding from your wages or other cash compensation paid to you by the Company or your actual employer; (ii) withholding from proceeds of the sale of Shares released upon vesting of the Award either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or (iii) withholding of Shares that would otherwise be released to you upon vesting of the Award, but not in excess of the amount of Shares necessary to satisfy the minimum withholding amount (with the Fair Market Value of these Shares determined as of the date when taxes otherwise would have been withheld in cash applied as credit against the withholding taxes).

Restrictions On Resale
You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.  This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights
Neither your Award nor this Agreement gives you the right to be employed or retained by the Company or a subsidiary of the Company in any capacity.  The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Adjustments
In the event of a stock split, a stock dividend or a similar change in Company Shares, or a merger or a reorganization of the Company, the forfeiture provisions described above will apply to all new, substitute or additional securities or other properties to which you are entitled by reason of your ownership of the Shares.

SIGMA DESIGNS, INC.
RESTRICTED STOCK AGREEMENT

Successors and Assigns
The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.  Your rights and obligations under this Agreement may only be assigned with the prior written consent of the Company.

Notice
Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California (without regard to their choice-of-law provisions).

The Plan and Other Agreements
The text of the Plan is incorporated in this Agreement by reference. All capitalized terms in this Agreement shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT,

YOU AGREE TO ALL OF THE TERMS AND CONDITIONS

DESCRIBED ABOVE AND IN THE PLAN.

SIGMA DESIGNS, INC.
RESTRICTED STOCK AGREEMENT